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                                                                   EXHIBIT 10.13

                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT (the "Agreement"), dated as of the 31st day of December, 1998, is by and among Corrections Corporation of America, a Tennessee corporation ("CCA"), certain of its subsidiaries listed on the signature pages hereto (the "Subsidiaries"), (collectively, "CCA"), and Juvenile and Jail Facility Management Services, LLC, a Delaware limited liability company ("Juvenile and Jail Management").

         WHEREAS, CCA is a party to that certain Amended and Restated Agreement and Plan of Merger, dated as of September 29, 1998 (the "Merger Agreement"), by and between CCA and CCA Prison Realty Trust, a Maryland real estate investment trust ("Prison Realty"), pursuant to which CCA will merge with and into Prison Realty Corporation, a newly formed Maryland corporation ("New Prison Realty"), with New Prison Realty being the surviving corporation, and Prison Realty will merge with and into New Prison Realty with New Prison Realty being the surviving corporation (collectively, the "Merger");

         WHEREAS, pursuant to the terms of the Merger and in order that New Prison Realty may comply with the rules and regulations governing the qualification and operation of a real estate investment trust (a "REIT"), at the Closing (as hereinafter defined), prior to the consummation of the Merger, CCA desires to transfer, convey, and assign all right, title and interest in and to certain contracts with government entities related to the management and operation of correction and detention facilities by CCA together with certain accounts receivable and accounts payable related thereto and certain other net assets used in connection therewith to Juvenile and Jail Management in exchange for the consideration described herein, and will enter into certain other agreements and undertake certain other actions all related thereto;

         WHEREAS, the parties intend that the foregoing transactions qualify for non-recognition treatment under Section 721 of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, the parties wish to confirm certain of the transactions contemplated by the Merger and described herein and certain other matters.

         NOW, THEREFORE, in consideration of these premises and the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the parties hereto hereby agrees as follows:

         1. Transfer and Assignment of Management Contracts and Related Assets. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), CCA shall transfer, convey, and assign, and/or shall cause the Subsidiaries to transfer, convey or assign, to Juvenile and Jail Management all of CCA's or the Subsidiaries' right, title and interest in and to those certain management contracts (the "Management Contracts") and those certain accounts receivable and accounts payable and other net assets exclusively related to the management and operation of the correction and detention facilities listed on Exhibit A attached hereto and


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incorporated herein by this reference (the Management Contracts, together with the accounts receivable and accounts payable and other net assets are defined, collectively, as the "Management Contract Assets").

         2. Consideration. As consideration for the transfer, conveyance and assignment of the Management Contract Assets to Juvenile and Jail Management by CCA and/or its Subsidiaries, CCA shall receive from Juvenile and Jail Management one hundred percent (100%) of the non-voting limited liability company membership interest of Juvenile and Jail Management (the "Membership Interest"). The Membership Interest shall obligate Juvenile and Jail Management to distribute to the holder thereof ninety-five percent (95%) of Juvenile and Jail Management's net income, as determined in accordance with generally accepted accounting principles.

         4. Liabilities to be Assumed by Juvenile and Jail Management. Juvenile and Jail Management shall assume at the Closing (as hereinafter defined) all liabilities related to the Management Contract Assets, including the related accounts payable, as additional consideration to CCA hereunder. Juvenile and Jail Management shall also assume such liabilities as shall be designated in that certain Assignment and Assumption Agreement by and between CCA and Juvenile and Jail Management.

         5. Closing. The closing of the transactions contemplated hereby (the "Closing") shall occur prior to the Merger on a date designated by CCA and acceptable to Juvenile and Jail Management. At the Closing, CCA shall deliver the Management Contract Assets and the rights set forth in paragraph 2 hereof shall take effect. Juvenile and Jail Management shall deliver evidence of ownership of the Membership Interest to CCA.

         6. Conditions to Closing. The following shall be a condition of CCA's obligation to close the transactions contemplated hereby:

         The fulfillment or waiver of all conditions to CCA's and Prison Realty's obligations under the Merger Agreement (except section 6.01(h) of the Merger Agreement).

         7. Accounts Receivable. If CCA shall receive payment for accounts billed before the Closing or otherwise, then CCA shall pay the same to Juvenile and Jail Management by check endorsement to Juvenile and Jail Management, delivered in three business days after the receipt by CCA. If an endorsement is not possible, CCA shall pay appropriate sums to Juvenile and Jail Management promptly after receipt.

         8. Further Assurances. The parties agree that this Agreement should be supplemented by such further documents in form and substance reasonably satisfactory to the parties and as may be reasonably requested by the parties or their counsel to give effect to the foregoing and the general intent thereof. Such agreements will contain, in addition to the terms and conditions set forth in this Agreement, such terms and conditions deemed necessary to effectuate the transactions contemplated thereby. The parties hereto hereby agree to act in good faith and use reasonable efforts to

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consummate the transactions contemplated herein and to take such other actions as may be required to facilitate the consummation of the Merger and to ensure that New Prison Realty shall continue to qualify and operate as a REIT after the Merger.

         9. Termination. This Agreement shall cease to be effective if the Merger is not consummated on or before December 31, 1999. This Agreement may be terminated at any time prior to the Closing by mutual agreement of CCA and Juvenile and Jail Management.

         10. Confidentiality. Except as required by applicable law or legal process or as approved by CCA, Juvenile and Jail Management and its representatives shall maintain in confidence and not disclose to any third party any information related to CCA, its subsidiaries, or Juvenile and Jail Management or its representatives obtained in the course of the transaction. The above restrictions shall not apply to information that (i) is or becomes public (other than by reason of this paragraph) or (ii) was known or available to Juvenile and Jail Management or its representatives from a third party having a lawful right to disclose such information.

         11. Successors. This Agreement shall be binding upon each of the parties and shall also be binding upon their respective successors or assigns, including a transferee of all or substantially all its assets.

         12. Governing Law. This Agreement shall be governed by laws of the State of Tennessee as to interpretation, construction and performance, regardless of the choice of law provisions of Tennessee or any other jurisdiction.

         13. Amendments. This Agreement may not be modified or amended except by a duly executed instrument in writing signed by CCA and Juvenile and Jail Management.

         14. Severability. If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of a manually executed counterpart. Any party delivering an unexecuted counterpart of this Agreement by facsimile shall also deliver a manually executed counterpart, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

         16. Interpretation. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

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         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized officer on the day first above written.

                        CCA:

                        CORRECTIONS CORPORATION OF AMERICA,
                        a Tennessee corporation

                        By: /s/ Doctor R. Crants
                           ---------------------------------------------------
                        Its: Chief Executive Officer
                            --------------------------------------------------
                        SUBSIDIARIES:

                        CONCEPT INCORPORATED, a Delaware corporation

                        By: /s/ Darrell K. Massengale
                           ---------------------------------------------------
                        Its: President
                            --------------------------------------------------

                        CORRECTIONS PARTNERS, INC., a Delaware
                        corporation

                        By: /s/ Darrell K. Massengale
                           ---------------------------------------------------
                        Its: President
                            --------------------------------------------------

                        JUVENILE AND JAIL MANAGEMENT:

+                       JUVENILE AND JAIL FACILITY MANAGEMENT
                        SERVICES, LLC, a Delaware limited liability company

                        By: /s/ Darrell K. Massengale
                           ---------------------------------------------------
                        Its: Chief Manager
                            --------------------------------------------------



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                                    EXHIBIT A

                              Management Contracts


                  Bartlett State Jail
                  Bay County Jail
                  Bay County Jail Annex
                  Brownfield Intermediate Sanction Facility
                  Citrus County Detention Facility
                  David L. Moss Criminal Justice Center
                  Davidson County Juvenile Detention Center
                  Elizabeth Detention Center
                  Hernando County Jail
                  Lake City Correctional Center
                  Liberty County Jail
                  Marion County Jail II
                  Metro-Davidson County Detention Facility
                  Ockeechobee Juvenile Offender Correction Center Ponce Youthful Offender Correctional Facility Silverdale Facilities
                  Southwest Indiana Youth Village
                  Tall Trees
                  Venus Pre-Release Center



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